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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             US AIRWAYS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                    (State of Incorporation or Organization)

                                   54-1194634
                      (I.R.S. Employer Identification No.)

                               2345 Crystal Drive
                               Arlington, VA 22227
          (Address of Principal Executive Offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered
Common stock, par value $0.01                         New York Stock Exchange

      If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

      If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-126162

      Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable


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Item 1. Description of Registrant's Securities to be Registered

      For a full description of US Airways Group, Inc.'s common stock (the "Common Stock") being registered hereby, reference is made to the information contained under the caption "Description of Capital Stock of New US Airways Group" in the Prospectus that forms part of the Registrant's registration statement on Form S-4 (Registration No. 333-126162) (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC") on June 28, 2005, under the Securities Act of 1933, as amended ("Securities Act"), which Registration Statement was amended by Pre-Effective Amendment No.1, filed with the SEC on August 8, 2005, and further amended by Pre-Effective Amendment No.2, filed with the SEC on August 11, 2005. The information contained in the Registration Statement and the Prospectus is incorporated herein by reference.

Item 2. Exhibits

      3.1 Amended and Restated Certificate of Incorporation of US Airways Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement).

      3.2 Amended and Restated Bylaws of US Airways Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement).

      99.1* Form of Stockholders Agreement among ACE Aviation Holdings, PAR Investment Partners, L.P., Peninsula Investment Partners, L.P., Eastshore Aviation, LLC, Wellington Management Company, LLP, Tudor Investment Corp., Tudor Proprietary Trading, L.L.C. and US Airways Group, Inc.

      * Filed herewith


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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: September 22, 2005


US AIRWAYS GROUP, INC.

By /s/ Elizabeth K. Lanier
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   Elizabeth K. Lanier
   Executive Vice President -- Corporate
   Affairs, General Counsel & Secretary